UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 6, 2005


                         PARALLEL PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       0-13305                                       75-1971716
(Commission file number )                 (IRS employer identification number)


1004 N. Big Spring, Suite 400, Midland, Texas         79701
  (Address of principal executive offices)          (Zip code)


                                 (432) 684-3727
               (Registrant's telephone number including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

         On May 4, 2005 Parallel Petroleum Corporation mailed notice that it would redeem all 950,000 outstanding shares of its 6% Convertible Preferred Stock (the "Preferred Stock") on June 6, 2005 (the "Redemption Date"), at a price of $10.00 per share, plus cash in an amount equal to all accumulated and unpaid dividends on the Preferred Stock up to the Redemption Date. As permitted under the terms of the Preferred Stock, all of the holders of the Preferred Stock have elected to convert their shares of Preferred Stock into approximately
2.8571 shares of common stock of Parallel Petroleum Corporation for each share of Preferred Stock converted, plus cash for any fractional share and for all accumulated and unpaid dividends up to the Redemption Date. As a result of the holders' election to convert their shares of Preferred Stock into Common Stock, Parallel will issue a total of approximately 2,714,280 shares of its common stock to such holders and will pay aggregate accrued dividends in the amount of $270,750.00.

         Parallel Petroleum Corporation did not engage any underwriters, brokers, agents or finders in connection with the redemption of the Preferred Stock or the issuance of the common stock upon conversion of the Preferred Stock.

         The Preferred Stock was sold in October 1998 solely to accredited investors. The shares of common stock issued upon conversion of the Preferred Stock were issued in reliance upon the exemption from registration contained in
Section 3(a)(9) and Section 4(2) of the Securities Act of 1933, as amended.

         For further information concerning the conversion, see the press release filed as an exhibit to this report.

Item 9.01.  Financial Statements and Exhibits.

     (c)  Exhibits

          99.1 Press Release dated June 7, 2005, issued by Parallel Petroleum Corporation

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PARALLEL PETROLEUM CORPORATION


                                     By:  /s/ Larry C. Oldham
                                          --------------------------------
                                          Larry C. Oldham, Chief Executive
                                          Officer and President


Dated:  June 9, 2005

                                  EXHIBIT INDEX


Exhibit No.                                     Description
-----------                                 -------------------------------

  99.1                                      Press Release, dated June 7,
                                            2005, issued by Parallel
                                            Petroleum Corporation

                                                        Exhibit 99.1

                                                        PRESS RELEASE
Parallel Petroleum Corporation
1004 N. Big Spring Street, Suite 400     Contact:  Cindy Thomason
Midland, TX 79701   (432) 684-3727                 Manager of Investor Relations
http://www.plll.com                                cindyt@plll.com

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                          PARALLEL PETROLEUM ANNOUNCES
                  CONVERSION OF 6% CONVERTIBLE PREFERRED STOCK

MIDLAND, Texas, (BUSINESS WIRE), June 7, 2005 - In its May 3, 2005 press release, Parallel Petroleum Corporation (NASDAQ: PLLL) announced that it would redeem for cash on June 6, 2005 (the "redemption date") all 950,000 outstanding shares of its privately held 6% Convertible Preferred Stock. As permitted under the terms of the Preferred Stock, all of the holders of the Preferred Stock have elected to convert their shares of Preferred Stock into shares of Parallel common stock based on the conversion rate of $10.00 divided by $3.50. Therefore, the holders of the Preferred Stock will receive approximately 2.8571 shares of common stock of Parallel for each share of Preferred Stock, together with the cash payable with respect to fractional shares and accumulated and unpaid dividends up to the redemption date. Dividends on the Preferred Stock ceased to accrue, and the Preferred Stock is no longer deemed outstanding from and after the redemption date.

Additional information concerning the conversion of the Preferred Stock and copies of the related documents may be obtained from Parallel at (432) 684-3727.

The Preferred Stock was issued by Parallel in a private placement in October 1998, when the Company's common stock was trading at a price of approximately $2.50 per share.

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, primarily engaged in the acquisition, development, exploration and production of oil and gas using enhanced oil recovery techniques and 3-D seismic technology. Additional information on Parallel Petroleum Corporation is available at www.plll.com.

Forward-Looking Statements

The foregoing statements regarding Parallel's intentions with respect to the contemplated redemption and other transactions described above are forward-looking statements under the Private Securities Litigation Reform Act of 1995, and actual results could vary materially from the statements made. Parallel's ability to complete the redemption and other transactions described above successfully is subject to various risks, many of which are outside of its control, including prevailing conditions in the capital markets and other risks and uncertainties as detailed from time to time in the reports filed by Parallel with the Securities and Exchange Commission.